EXHIBIT 32.1

EVERI HOLDINGS INC.
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Everi Holdings Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2021 filed with the Securities and Exchange Commission (the “Report”), Michael D. Rumbolz, Chief Executive Officer of the Company, and Mark F. Labay, Chief Financial Officer of the Company, each hereby certifies as of the date hereof, solely for the purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of his knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated:	November 3, 2021	By:	/s/ Michael D. Rumbolz
Michael D. Rumbolz
Chief Executive Officer

Dated:	November 3, 2021	By:	/s/ Mark F. Labay
Mark F. Labay
Chief Financial Officer